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                                                                  Exhibit  10.37

                             TERMINATION AGREEMENT


     THIS TERMINATION AGREEMENT AND RELEASE (this "Agreement") is entered into as of the 12th day of March, 1998 (the "Effective Date") by and among ELECTRIC FUEL CORPORATION, a Delaware corporation ("EFC"); ELECTRIC FUEL LIMITED, an Israeli company ("EFL" and together with EFC, the "Company"), and MENACHEM KORALL, Israel I.D. Number 836454 ("Korall").

     WHEREAS, the Company and Korall entered into an Employment Agreement (the "Employment Agreement") on December 15, 1993, and have maintained an employer-employee relationship from such date until the present; and

     WHEREAS, the Company and Korall now desire to terminate the Employment Agreement, and the employer-employee relationship; and

     WHEREAS, the Company and Korall also desire to enter into a written agreement in order to establish their respective rights, duties, and obligations, resolve all claims and differences that may currently exist, or that in the future may arise and generally release the Company and Korall from any claims or other matters that may not be specifically set forth hereinafter.

     NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1.  TERMINATION OF EMPLOYMENT AGREEMENT
    -----------------------------------

     1.1 The Employment Agreement and the employment relationship shall terminate, cease and be of no further force and effect as of January 31, 1998 (the "Termination Date"). Any provisions contained in the Employment Agreement which relate to the manner, method, timing, notification of, or necessity to establish cause for termination, are considered to have been complied with and/or waived.

     1.2 Korall undertakes to cooperate with the Company in order to pass on his responsibilities to other employees of the Company in an orderly fashion, and to provide to the Company all information he may have of relevance to the Company's on-going activities.

     1.3 Korall acknowledges, confirms and undertakes that, subject to the payment of the amounts due to him under Sections 2 and 3 below, he has no claims against the Company with regard to the Employment Agreement or his employment relationship with the Company or the method of termination of his employment.

2.  SALARY
    ------

     Korall acknowledges that he has received all the Base Salary (as defined in
Section 3(a) of the Employment Agreement) owing to him for the period ending on the Termination Date.
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3.  SOCIAL BENEFITS
    ---------------

     3.1  MANAGER'S INSURANCE AND EDUCATION FUND (KEREN HISHTALMUT)

          (A) ASSIGNMENT MANAGER'S INSURANCE. Within twenty-one (21) days of Effective Date, the Company shall assign to Korall the rights to the Managers' Insurance Policy established for Korall pursuant to Section 4(a) of the Employment Agreement (the "Manager's Insurance Policy"). Within three (3) days of the Effective Date, the Company shall execute all forms and letters required on its behalf to be executed in connection with such assignment.

          (B) ASSIGNMENT OF EDUCATION FUND. Within twenty-one (21) days of Effective Date, the Company shall assign to Korall the rights to receive any amounts held in the Education Fund established for Korall pursuant to Section 4(b) of the Employment Agreement (the "Education Fund"). Within three (3) days of the Effective Date, the Company shall execute all forms and letters required on its behalf to be executed in connection with such assignment.

          (C) CALCULATION OF UNPAID MANAGERS INSURANCE PREMIUMS. The parties hereby acknowledge that there is some confusion with respect to the crediting to Korall's policy of the entire amount of money contributed by the Company to the Managers' Insurance Policy during the period of time on or about the establishment of such policy. The Company agrees to use good faith efforts to determine, within thirty (30) days of the Effective Date, whether additional premiums are owed and if so to pay the amount of all unpaid premiums to the fund within seven (7) days of reaching a determination with respect to the amount of premium owed.

          (D) NO FURTHER OBLIGATION. The Company shall make contributions on behalf of Korall to the Managers' Insurance Policy or the Education Fund with respect to the Base Salary paid to Korall pursuant to Section 2 above for the period ending on the Termination Date. Without derogating from Section 3.1(c) above, the Company shall have no additional obligations to make any contributions to the Managers' Insurance Policy or the Education Fund.

     3.2  SEVERANCE PAY

          (A) The parties acknowledge that Korall, for his employment by the Company through the Termination Date, is entitled by law to severance pay (the "Severance Pay Amount") in the amount of the NIS equivalent $63,605 (calculated on the basis of 6.75 years of work and a final monthly salary of $9,423). Within three (3) days of the final determination under Section 3.1(c) above, the Company shall pay to Korall the difference between the Severance Pay Amount and the amount of the portion of the Managers' Insurance Policy earmarked for severance pay.

          (B) In addition, as severance payment ("ma'anak prisha"), the Company shall pay to Korall twenty-four (24) equal monthly payment of the NIS equivalent of $5,000 (five thousand US Dollars). These payments shall be made on the 10th of each calendar month or the first Israeli business day thereafter, commencing on April 10, 1998, until March 10, 2000.
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     3.3  VACATION.  Within three (3) days of the Effective Date, the Company shall pay to Korall an amount of the NIS equivalent of $1,487 (one thousand four hundred eighty seven US Dollars), which constitutes the conversion into cash payments of all vacation days accumulated by Korall pursuant to Section 4(c) of the Employment Agreement for his employment through the Termination Date.

     3.4 SICK LEAVE. Within three (3) days of the Effective Date, the Company shall pay to Korall an amount of the NIS equivalent of $14,352 (fourteen thousand three hundred fifty two US Dollars), which constitutes the conversion into cash payments of all sick days accumulated by Korall pursuant to Section 4(d) of the Employment Agreement for his employment through the Termination Date.

     3.5 EDUCATION FUND DIFFERENTIALS. Within three (3) days of the Effective Date, the Company shall pay to Korall an amount of the NIS equivalent of $10,558 ten thousand five hundred fifty eight US Dollars), which constitutes the payments of Education Fund differentials payable to Korall pursuant to Section 4(b) of the Employment Agreement for his employment through the Termination Date.

     3.6 FAILURE TO MAKE TIMELY PAYMENT. Failure by the Company to make payment of any of the amounts due pursuant to Sections 3.2 through 3.5 within four (4) days of the Effective Date, or to make any other payment within thirty
(30) days of the due date for such payment, shall be deemed a fundamental breach of this Agreement.

4.   KORALL'S SHARE AND SHARE OPTIONS
     --------------------------------

     4.1  OUTSTANDING WARRANTS AND OPTIONS.  The parties hereby agree:

          (A) to extend until February 28, 2000, the exercise period of the 90,000 options to purchase securities of EFC at an exercise price of $5.75 per share held by Korall; and

          (B) that any options to purchase securities of EFC held by Korall which are not exercised by February 28, 2000, shall expire, terminate and be of no further force and effect; and

          (C) that Korall will be entitled to utilize such mechanisms (including notice and manner of payment) as the Company generally makes available to its senior employees in connection with the exercise of all such options.

     4.2 RESTRICTIONS ON TRANSFER OF SECURITIES. Korall shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber (each a "Transfer") all or any of the securities of EFC owned by him (the "Securities") without the prior written approval of Robert Ehrlich, if then a director of the Company, or, if not, of the then Chairman of the Board of the Company, which approval shall not be unreasonably withheld. Notwithstanding the preceding sentence, Korall may, without such written approval:
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                                       4

          (A) sell any number of shares of EFC necessary to finance the repayment of the principal of $104,504 (one hundred four thousand five hundred four US Dollars) and interest of $42,882 (forty-two thousand eight hundred eighty two US Dollars) due under the Non-Recourse Promissory Note, dated January 3, 1993, between EFC and Korall (the "Note"), provided, however, that the proceeds of such sale, net of any applicable taxes, commissions and fees, are transferred directly to EFC, and further provided that the above calculation of interest is acknowledged to be through January 3, 1998, the maturity date of the Note, and such Note shall, bear interest in accordance with its terms on all unpaid balances until it is paid in full; and

          (B) in addition to the sale of shares contemplated under (a) above, commencing immediately, sell up to 50,000 shares of EFC per calendar quarter at a price per share of no less than $0.125 below the closing price of such shares on the last day of trading immediately preceding the sale of such shares; and

          (C) if the Note shall not have been repaid in full by March 1, 1999, the Company shall be entitled to set off the unpaid balances against any amounts owed by the Company to Korall or any party affiliated with Korall.

     4.3 ESCROW. Within three (3) days of the Effective Date, Korall shall give irrevocable instructions to his broker that the broker shall take all instructions regarding the disposition of Korall's shares in EFC solely from Adv. Michael Gruda (the "Trustee"). The Trustee shall undertake not to transfer the Securities other than in accordance with the terms of this Agreement. If Korall instructs the Trustee to sell any Securities, the Trustee shall withhold from the proceeds of such sale the amount necessary to pay any taxes, fees and commissions applicable to such sale. The remaining proceeds of such sale shall be transferred to EFC to repay the Note. The proceeds of any sale remaining after the payment of all applicable taxes and the repayment of the Note in full, shall be transferred to Korall or his designee. The fees of the Trustee shall be shared equally by Korall and the Company.

5.   COVENANTS OF KORALL
     -------------------

     5.1 RETURN OF PERSONAL PROPERTY. Korall shall, within five (5) days from the Effective Date, return to the Company all personal property in his possession or under his control, if any, which is owned by the Company.

6.   BREACH
     ------

     6.1 BREACH BY KORALL. In the event of a breach by Korall of any of the terms of this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Korall and to enjoin Korall from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. If the Company prevails in a proceeding for damages or injunctive relief, Korall agrees that the Company, in addition to other relief, shall be entitled to reasonable attorney fees, costs, and the expenses of litigation incurred by the Company in securing the relief granted by the Court. If Korall prevails in such proceedings, he shall be entitled to reasonable attorney fees, costs and expenses of litigation. Any payments due and owing to
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                                       5

Korall, as called for in this Agreement, shall be terminated immediately and shall no longer be due and owing to Korall, upon his violation of any of the terms of this Agreement as confirmed by the Arbitrator described in Section 10.9 below.

     6.2 BREACH BY COMPANY. In the event of a breach by the Company of the terms of this Agreement, Korall shall be entitled to institute legal and/or equitable proceedings to obtain damages and/or injunctive relief for any such breach and shall be entitled to recover interest at the legal rate on past due amounts. If Korall prevails in a proceeding for damages or injunctive relief, the Company agrees that Korall, in addition to other relief, shall be entitled to reasonable attorney fees, costs, and the expenses of litigation incurred by Korall in securing the relief granted by the Court. If the Company prevails in such proceedings, it shall be entitled to reasonable attorney fees, costs and expenses of litigation. Any payments due and owing to the Company, as called for in this Agreement, shall be terminated immediately and shall no longer be due and owing to the Company, upon the Company's violation of any of the terms of this Agreement. If the Arbitrator determines that a breach by the Company was made in bad faith, then all the amounts payable by the Company to Korall or any entity controlled by him shall be immediately due and payable.

7.   GENERAL RELEASE
     ---------------

     7.1 Except with respect to breaches of this Agreement, each party, on its or his own behalf and on behalf of its or his heirs, executors, administrators, successors and assigns, hereby releases, discharges, and acquits the other party, its officers, directors and employees, and its and their successors and assigns, of and from any and all past, present, and future claims, counter-claims, demands, actions, causes of action, liabilities, damages, costs, loss of services, expenses, compensation, third-party actions, suits at law or in equity, of every nature and description, including but not limited to, any claims that have been or might have been asserted as a result of the establishment or termination of the employer-employee relationship, hereinafter collectively referred to as claims. It is the intention of the parties hereto to effect a full and final general release and this Agreement is intended to cover, and does cover, not only now known injuries, losses, and damages, but any future injuries, losses, and damages not now known or anticipated, but which may later develop or be discovered, including all the effects and consequences thereof.

     7.2 Korall does hereby declare that he does understand, covenant and agree that he will not make any claims or demands, or file any legal proceedings against the Company, its officers, directors, employees or shareholders, as a party to any claim, demand or legal proceedings nor shall Korall proceed against any other party, person, firm, or corporation on the claims described above except as is necessary in order to enforce the terms and conditions of this Agreement.

     7.3 The filing of any claim, demand, or any and all other legal proceedings by Korall, against the Company or its officers, directors, employees or shareholders, shall be deemed to be a material breach of the terms of this Agreement. Such breach shall, immediately, terminate the Company's duty to pay any further sums to Korall and shall also bind Korall to repay any and all sums paid to him under this Agreement. Additionally, Korall shall indemnify and hold harmless the Company
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                                       6

from any and all judgments, costs, expenses, or attorney fees whatsoever arising on account of the filing of any such claim, demand or other legal proceedings by Korall.

     7.4 It is further understood and agreed that the acceptance of the consideration more fully described above is in full accord and satisfaction of any obligations, claims and/or disputes that Korall may have with the Company.

8.   RESERVED
     --------

9.   NOTICE
     ------

     For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered mail, postage prepaid, addressed to the respective addresses set forth below or last given by each party to the other, except that notice of change of address shall be effective only upon receipt.

     The initial addresses of the parties for purposes of this Agreement shall be as follows:

     The Company:        Electric Fuel Corporation
                         c/o Electric Fuel Limited


                         Attn:  Yehuda Harats, President

                         Electric Fuel Limited
                         5 Kiryat Mada Street
                         Har Hotzvim Science Park
                         P.O. Box 23073
                         Jerusalem 91230, Israel
                         Fax: (972-2) 589-0890
                         Attn:  Yehuda Harats, President

     Menachem Korall     Menachem Korall
                         Rechov Porat 14
                         Jerusalem, Israel
                         Tel: (972-2) 586-0560

10.  MISCELLANEOUS
     -------------

     10.1 WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Korall and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
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                                       7

     10.2 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflict of law. The parties irrevocably submit to the exclusive jurisdiction of the courts of Jerusalem, Israel, in respect to any dispute or matter arising out of or connected with this Agreement.

     10.3 "NIS EQUIVALENT". The phrase "NIS equivalent" as used herein shall mean the equivalent in New Israeli Shekels of a U.S. dollar amount calculated at the representative rate of exchange last published prior to the time of payment.

     10.4 SET-OFFS. The Company shall be entitled to set-off any amounts owed to it by Korall or any entity controlled by Korall from any amounts that it owes to Korall or any entity controlled by Korall hereunder or under any other agreement. Korall shall be entitled to set-off any amounts owed to him by the Company from any amounts that it owes to the Company hereunder or under any other agreement.

     10.5 ENTIRE AGREEMENT. This Agreement, and the Consulting Agreement with Shampi Ltd., dated the date hereof, constitute the entire agreement between the parties hereto and supersede all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made either party which are not expressly set forth in this Agreement.

     10.6  SUCCESSORS AND ASSIGNEES.

           (A) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require such successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

           (B) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Korall, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Korall's legal personal representative.

     10.7 SURVIVAL. The provisions of Section 5.4 of this Agreement shall survive the rescission or termination, for any reason, of this Agreement.

     10.8 SECTION HEADINGS. The section headings contained herein are for reference purposes only and shall not in any way effect the meaning or interpretation of this Agreement.
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     10.9  ARBITRATION.  The parties agree that any dispute arising under or in connection with this Agreement shall be referred as expeditiously as possible, without delay, to arbitration in accordance with Israel's Arbitration law, 1968. Korall shall select Ha'Rav Neuwirth as an arbitrator. The Company shall either agree to have Ha'Rav Neuwirth serve as a sole arbitrator, or shall select another rabbi as its own arbitrator, and such rabbi, together with Ha'Rav Neuwirth, shall select a third rabbi, and the matter will be heard by a panel consisting of the three arbitrators. The arbitrator(s) will not be bound by rules of procedure or substantive law. During the pendancy of the arbitration, the Company shall pay amounts owed to Korall into an escrow account to be maintained by Yigal Arnon & Co.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Korall has executed this Agreement as of the day and year first above written.


ELECTRIC FUEL CORPORATION                    MENACHEM KORALL

By:    ___________________________           ___________________________

NAME:  ___________________________

TITLE: ___________________________



ELECTRIC FUEL LIMITED

By:    ___________________________

NAME:  ___________________________

TITLE: ___________________________